AGREEMENT FOR PURCHASE AND SALE

                                      OF ASSETS

                                       between

                         AFFILIATED MARKETING SERVICES, INC.
                                      ("Seller")

                                         and

                                AMS ACQUISITION CORP.
                                    ("Purchaser")

                      AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement for Purchase and Sale of Assets (this
"Agreement") is entered into as of this 8th day of July, 1998 by and among Affiliated Marketing Services, Inc., a California corporation ("Seller"), AMS Acquisition Corp., a Nevada corporation ("Purchaser"), and Paul Hentschl, an individual ("Hentschl", and each of Seller, Purchaser, and Hentschl shall be referred to as a "Party" and collectively as the "Parties").

WHEREAS, Seller owns and operates several different publishing and advertising business divisions (the "Divisions"), including but not limited to Entertainer and Lifestyle Magazine ("Entertainer"), Smart Shoppers' Savings Guide ("Smart Shopper"), and Escondido Recreation Activities & Community Newsletter ("Escondido Newsletter"). Seller's principal place of business is 12760 High Bluff Drive, Suite 310, San Diego, California 92130. Seller owns equipment, inventories, contract rights with advertisers, leasehold interests, permits and miscellaneous assets used in connection with the operation of its business;

WHEREAS, Purchaser desires to acquire all the assets used or useful, or intended to be used, in the operation of Seller's business, and Seller desires to sell such assets to Purchaser.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.  Assets Purchased.

1.1 Assets Purchased. Seller agrees to sell, transfer, convey and assign to Purchaser and Purchaser agrees to purchase from Seller, subject to the terms and conditions set forth in this Agreement, all of Seller's rights, title and interest in and to the assets of the operation of the Divisions (the "Business"), including without limitation all of the accounts receivable of the Business and those assets set forth on Schedule 1.1 hereto ("Assets"), other than those assets expressly excluded in paragraph 2 hereof. The parties hereto acknowledge that such Assets constitute all of the assets necessary for the operation of the Business.

1.2  Liabilities Assumed.  Purchaser accepts
responsibility for and shall assume all liabilities relating to the Business set forth in Schedule 1.2 attached hereto, including but not limited to the accounts payable and note obligations (including that certain Promissory Note dated March 20, 1997 between Seller and James Wellborn which is assigned to Purchaser pursuant to this Agreement) set forth therein. The Purchaser does not accept responsibility for or assume any contingent liabilities or any other liabilities of the Business not set forth on Schedule 1.2. Seller represents and covenants that any and all liabilities of the Business not assumed by Purchaser shall be paid in full within 15 days of the Closing Date from the proceeds hereof, with the exception of $31,230.79 in payroll tax liabilities not assumed by Purchaser which shall be paid by Seller.

Section 2. Excluded Assets. Assets excluded from this sale and purchase are those set forth on Schedule 2 attached hereto.

Section 3. Purchase Price for Assets. The purchase price for the Assets shall be FIVE HUNDRED NINETY EIGHT THOUSAND TWO HUNDRED THIRTY DOLLARS AND NO/100 ($598,230), which shall be paid by the Purchaser as follows:

3.1 A total of $100,000 shall be paid by Purchaser to Seller at the Closing Date.

3.2 A total of $100,000 shall be paid by Purchaser to Seller no later than ninety (90) days following the Closing Date. In the event that Purchaser defaults on the payment described in this Section 3.2, defined as not delivering payment within ten (10) days of date payment is due, then Seller shall have the benefits of that certain First Company Security Agreement attached hereto as Exhibit A.

3.3  On the Closing Date, Purchaser shall deliver to
Seller a secured promissory note (the "Note Consideration") in the amount of Three Hundred Ninety Eight Thousand Two Hundred Thirty ($398,230), bearing interest at the rate of seven percent (7%) per annum and secured by the assets of Purchaser. A copy of the Note Consideration is attached hereto as Exhibit B.

3.4 Effective as of the Closing Date, Purchaser shall assume the obligations of Seller under that certain Promissory Note dated March 20, 1997 between Seller and James Wellborn (the "Wellborn Note"), a copy of which has been attached hereto as Exhibit C. Within five (5) business days of the Closing Date, Purchaser shall provide notice to James Wellborn of the assumption hereof.

3.5 Effective as of the Closing Date, Purchaser shall enter into a three (3) year employment contract with Paul Hentschl ("Hentschl"), a copy of which is attached hereto as Exhibit D, whereby Hentschl will be appointed President of Purchaser at an annual salary equal to Eighty Four Thousand Dollars ($84,000) per year, a bonus equal to two percent (2%) of the gross revenues of Purchaser, and an automobile allowance not to exceed Four Hundred Fifty Dollars ($450) per month.

Section 4. Adjustments. All revenues and expenses not otherwise assigned or assumed in accordance with Sections 1.1, 1.2, and 1.3 herein (including but not limited to utilities, personal property taxes, rents, real property taxes, wages, vacation pay, payroll taxes, and fringe benefits of employees of Seller) from the operation of the Business shall be prorated as of 5:00 p.m. as of the Closing Date. All Business revenues relating to the period from and after the Closing shall be the responsibility and property of Purchaser upon the execution of this Agreement. Revenues and expenses from the operation of the Business relating to the period after the Closing shall be the property and liabilities, respectively, of Purchaser.

Section 5. Seller's Representations and Warranties. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

5.1 Authority. Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein.

5.2 Business Location and Leases. There are no defaults or events with respect to the location of the Business that, with notice or lapse of time, or both, will constitute any manner of default or obligation of Seller as to any real or personal property leases. All of the leases referenced in this Agreement are valid and in full force, and there are no defaults or events that, with notice or lapse of time, or both, would constitute a default thereunder.

5.3 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

5.4   Transfer Not Subject to Encumbrances or
Third-Party Approval. Except as may be described in Schedule 5.4 of this Agreement, the execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

5.5 Inventory. The inventory existing for Seller as of the Closing will be set forth in Schedule 5.5 of this Agreement (the "Inventory"). The Inventory consists of office supplies and other items of a quality and quantity usable in the ordinary course of business for Seller. All items included in the Inventory as of the Closing will be transferred to Purchaser and shall be valued at Seller's cost and shall include prepaid expenses. No items included in the Inventory have been pledged as collateral or held by Seller on consignment from others.

5.6 Title to Assets. To the best of its knowledge except as otherwise provided in Schedule 5.4 of this Agreement, Seller has good and marketable title to all of the Assets, whether personal, mixed, tangible or intangible. The Assets are owned by Seller free and clear of all mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except as may have otherwise been previously disclosed herein. Seller has received no notice from any governmental agency or any third party that it occupies the location of the Business in violation of any law, ordinance, regulation or decree.

5.7 Insurance. Seller has maintained and now maintains adequate insurance protection against all liabilities, claims, risks against which it is customary to insure. Existing insurance policies held by Seller concerning the business of Seller will be maintained in good standing up to and including the Closing.

5.8   Compliance with Laws; Structural Condition, Hazardous
Waste and Toxics. To the best of its knowledge and with no notice(s) received, Seller has complied in all material respects with and has not been cited for any violation of federal, state or local environmental protection laws and/or regulations relating to the Business or location of the Business, and no material capital expenditures will be required for compliance with any federal, state or local laws or regulations now in force or in effect relating to the protection of the environment. Seller knows of no facts or circumstances leading it to believe that any hazardous or toxic substances may in any way be located or associated with any of the Business or Business Locations.

5.9 Litigation. Except as set forth in Schedule 5.9 of this Agreement, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best of Seller's knowledge, threatened against or in any was affecting the Business. Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality.

5.10 Effect of Agreement. The transactions contemplated by this Agreement will not result in or constitute in any manner any of the following: (a) A default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Seller is a party, or by which any of the property of Seller is bound; (b) An event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller, except as may have otherwise been previously disclosed to Purchaser, in writing; (c) The creation or imposition of any lien, charge or encumbrance on any of the assets of Seller except as herein provided; or (d) The violation of any law, judgment, order or decree affecting the business or properties of Seller.

5.11 Utilities and Access. To the best of Seller's knowledge, all utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Business are available and in full operating condition. The Business has full and open access to a dedicated public right of way without further condition or cost to Purchaser.

5.12 Full Disclosure. None of the representations and/or warranties made by Seller or its principals made in any certificate, document or memorandum furnished or to be furnished by any of them in connection with this Agreement, or on their behalf, to the best of their knowledge, contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would in any way be misleading or damaging to Purchaser in connection with this transaction upon the execution of this Agreement.

5.13 Preservation of Business. Seller has used its best efforts to preserve its respective business organizations intact, up to and including the date of this Agreement, and to preserve all existing relationships with suppliers, customers and others having business relationships with Seller or Purchaser and/or the Business.

5.14 Conduct of Business in Normal Course. Seller has carried on the Business and activities of the Business diligently and in substantially the same manner as it has previously been carried out, and has not made or instituted any unusual or unlawful methods of inventory levels, purchase, maintenance sale, lease, management, accounting or operation that varies from those methods previously used with respect to the operation of the Business and has not made or agreed to make any contractual obligations under which the Business might be directly or indirectly affected.

5.15 Licenses and Permits. Seller possesses all certificates, licenses, permits, contracts, consents, approvals and governmental and regulatory authorizations (the "Permits") necessary for Seller's operation of the business in the manner presently operated. The Permits are in full force and effect, there has not occurred any event which is pending or threatened which would cause permit revocation or suspension, or otherwise adversely effect the maintenance of the Permits. No suspension or revocation of any such Permits are pending or threatened, there is no action, investigation or proceeding looking to or contemplating the revocation or suspension of the Permits and there is no violation of any Permit laws governing the issuance of the Permits in a way which would have a material adverse effect on the operation of the Business. To the extent permitted by law, for a period of one year after the closing of the transactions contemplated under the terms of this Agreement, Seller agrees and covenants to allow Purchaser to have use of, and obtain the advantage of, the Permits by means of a power of attorney or otherwise, unless and until Purchaser is able to obtain Permits in its name or on its behalf for purposes of the continued operation of the Business.

5.16 Existing Agreements. Without the consent of the Purchaser or unless provided otherwise herein, the Seller has not modified, amended, canceled or terminated any existing contracts or agreements, or agreed to do any of those acts, as such contracts or agreements may in any way relate to the Business.

5.17 Sales and Use Tax on Prior Sales. Seller agrees to furnish to Purchaser prior to the date of this Agreement, with clearance certificates that Purchaser may reasonably request as evidence that all sales and use tax liabilities of Seller, accruing before the date of Closing, have been fully satisfied or provided for.

5.18 Non-Competition Covenants. Seller, together with any and all shareholders, directors, officers, partners, owners or other affiliates of Seller, jointly and severally, agree, warrant and covenant that they shall not compete directly or indirectly with the Purchaser, in the business presently conducted by the Business existing at the time of this Agreement for a five (5) year period of time following the Closing. The Seller shall hold all data and information obtained with respect to the Business in the same degree of confidence as the Business maintains such data and information. For a period of five (5) years from and after Closing, the Seller shall not directly or indirectly induce or solicit, or directly or indirectly aid or assist any other Person to induce or solicit, current employees, salesmen, agents, consultants, distributors, representatives, advisors, customers or suppliers of the Business to terminate their employment or business relations with the Business, nor for a period of five (5) years from and after Closing shall the Sellers employ any employees, salesmen or agents of the Purchaser without written permission of the Purchaser. Nothing contained in this paragraph shall prevent the Seller from purchasing less than one percent (1%) of the issued and outstanding common stock of a corporation which conducts such business if such stock is traded upon the floor of the New York Stock Exchange or the American Stock Exchange. In the event of a breach or threatened breach of this Section, Purchaser shall be entitled to an injunction restraining such breach; but nothing herein shall be construed as prohibiting Purchaser from pursuing any other remedy available to Purchaser as a result of such breach or threatened breach.

Section 6. Representations of Purchaser. Purchaser represents and warrants as of the date hereof and as of the Closing Date as follows:

6.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Purchaser has all requisite corporate power, shareholder approval and authority to enter into this Agreement and perform its obligations hereunder.

6.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors, and this Agreement constitutes a valid and binding Agreement of Purchaser in accordance with its terms.

       6.3 Brokers and Finders. Purchaser has not employed any broker or finder in connection with the transaction contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

6.4 Accuracy of Representations and Warranties. None of the representations or warranties of Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Section 7.  Covenants of Seller.

7.1   Seller's Operation of Business Prior to Closing.
Seller agrees that between the date of this Agreement and the Closing Date, Seller will:

7.1.1 Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in conformity in all material respects with all applicable laws, ordinances, regulations, rules, or orders, and will its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller.

7.1.2 Not assign, sell, lease, or otherwise transfer or dispose of any of the assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

7.1.3 Maintain its assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

7.2 Access to Premises and Information. At reasonable times during normal business hours prior to the Closing Date, Seller will provide Purchaser and its representatives with reasonable access to the assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's business as Purchaser from time to time may reasonably request. Seller will provide copies of any and all documents, contracts, and other materials reasonably requested by Purchaser to complete its due diligence investigation of Seller.

7.3 Employee Matters. Prior to the Closing Date, Seller will not, without Purchaser's prior written consent, enter into any material agreement with its employees, increase the rate of compensation or bonus payable to or to become payable to any employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

7.4 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement.

Section 8.   Covenants of Purchaser.

8.1 Conditions and Best Efforts. Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out Purchaser's obligations and to consummate this Agreement.

8.2 Confidential Information. If for any reason the sale of Assets is not closed, Purchaser hereto agrees to preserve the secrecy of any and all information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement, which shall be deemed trade secrets of Seller. Said trade secrets include, but are not limited to, prepared information packages; background information, financials, related documents, intermediaries, employees, suppliers, customers, contracts and financial considerations. Purchaser agrees to preserve and protect the secrecy and confidentiality of such information and shall disclose same to no third party without the express written permission from Seller. This prohibition shall be enforced from the date of this agreement and for a period of five years thereafter.

Section 9. Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Purchaser:

9.1   Representations, Warranties, and Covenants of Seller.
 All representations and warranties made in this Agreement by Seller shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, Seller shall not have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

9.2 Conditions of the Business. There shall have been no material adverse change in the manner of operation of Seller's business prior to the Closing Date.

9.3 No Suits or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

9.4 Seller's Performance. Seller shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required to otherwise satisfy pursuant to this Agreement.

9.5   Purchaser's Corporate Approval.  The Board of
Directors of Purchaser shall have duly authorized and approved the execution and delivery of this Agreement and all corporate actions necessary or proper to fulfill the obligations of Purchaser to be performed under this Agreement.

9.6 Completion of Due Diligence Review. Purchaser shall have completed its investigation and review of the books, records, business, contracts, operations and assets of Seller and shall be satisfied, in its sole and absolute discretion, with such review.

Section 10. RISK OF LOSS. The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to Purchaser under this Agreement shall be borne by Seller to the time of Closing. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition prior to the damage. If replacement, repairs, or restorations are not completed prior to Closing, then the purchase price shall be adjusted by an amount agreed upon by Purchaser and Seller that will be required to complete the replacement, repair, or restoration following Closing. If Purchaser and Seller are unable to agree, then Purchaser, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no Closing of this Agreement and all the terms and provisions of this Agreement shall be deemed null and void.

Section 11.   Indemnification and Survival.

11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.


11.2  Seller's Indemnification.

11.2.1  Seller hereby agrees to indemnify and hold
Purchaser, it successors, and assigns harmless from and against:

11.2.2 Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the Closing Date.

11.2.3 Any and all damage resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

11.2.4 Seller understands and agrees that the Installment Compensation payable hereunder may be offset by Purchaser against any and all indemnification claims or other claims against Seller in accordance with the terms of this Agreement provided written notice and a reasonable opportunity to respond to the claim is provided to Seller.

Section 12.   Closing.

12.1 Time and Place. This Agreement shall be closed on July 8, 1998 or that date upon which all of the conditions set forth herein have been satisfied, or at such other time as the parties may agree in writing at a location to be agreed upon by the parties.

12.2 Bulk Transfers. Within sixty (60) days following the Closing, Seller shall provide Purchaser with evidence of satisfaction of any applicable Uniform Bulk Transfers Act. In the event any creditor of Seller claims the benefit of the Bulk Transfers Act as against Purchaser or any of the assets being conveyed to Purchaser under this Agreement, Seller shall immediately pay or otherwise satisfy such claim or undertake its defense.
Seller shall indemnify and hold Purchaser harmless from and against any and all loss, expense, or damage resulting from the failure to comply with the Bulk Transfers Act.

Section 13.  Miscellaneous Provisions.

13.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

13.2 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

If to Purchaser:

AMS Acquisition Corp.
5681 Beach Boulevard, Suite 101
Buena Park, CA  90621
Attn:  Joseph Naughton, Chief Executive Officer
Facsimile No.:  (949) 994-3242

With a copy to:

The Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA  92660
Attn:  M. Richard Cutler, Esq.
Facsimile No.:  (949) 719-1988

or to such other person or address as Purchaser furnish to Seller pursuant to the above.

If to Seller:

Affiliated Marketing Services, Inc.
13939 Barrymore
San Diego, CA  92129
Attn:  Paul Hentschl
Facsimile No.: (   )

With a copy to:

Kennerson Schwartz Semerdjian & Haile LLP
101 West Broadway, Suite 480
San Diego, CA  92101
Attn:  John K. Grant, Esq.
Facsimile No.:  (619) 236-8827

or to such other address as Seller furnish to Purchaser pursuant to the above.

13.3  Attorney Fees.  In the event an
arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

13.4  Law Governing.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California.

13.5 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

13.6 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

13.7 Entire Agreement. This Agreement, along with its attachments and exhibits, contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

13.8 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13.9 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

13.10 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

13.11   Counterparts.  This Agreement may be
executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

13.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

13.13 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

The parties hereto hereby agree to the foregoing and execute this Agreement as of the date first above written.


"Seller"                                   "Purchaser"

Affiliated Marketing Services, Inc.        AMS Acquisition Corp.


/s/ Paul Hentschl                          /s/ Joseph Naughton
By:    Paul Hentschl                       By:    Joseph Naughton
Its:   President                           Its:   Chief Executive Officer


Attached Schedules and Exhibits:

Schedule 1.1   Assets
Schedule 1.2   Liabilities
Schedule 2     Excluded Assets
Schedule 5.4   Encumbrances or Third-Party Approvals
Schedule 5.5   Inventory
Schedule 5.6   Title to Assets
Schedule 5.9   Litigation

Exhibit A      First Company Security Agreement
Exhibit B      Promissory Note and Security Agreement
Exhibit C      Wellborn Note
Exhibit D      Employment Contract

                                       Schedule 1.1

                                          ASSETS

                                      Schedule 1.2

                                      LIABILITIES

                                      Schedule 2

                                   EXCLUDED ASSETS

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                                      Schedule 5.4

                         ENCUMBRANCES AND THIRD-PARTY APPROVALS

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                                      Schedule 5.5

                                       INVENTORY

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                                      Schedule 5.9

                                       LITIGATION

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                                       Exhibit "A"

                            FIRST COMPANY SECURITY AGREEMENT

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                                       Exhibit "B"

                           PROMISSORY NOTE AND SECURITY AGREEMENT

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                                        Exhibit "C"

                                      WELLBORN NOTE

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                                        Exhibit "D"

                                   EMPLOYMENT CONTRACT